SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2009

POWER MEDICAL INTERVENTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33770	23-3011410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2021 Cabot Boulevard, Langhorne, Pennsylvania 19047

(Address of principal executive offices) (Zip Code)

(267) 775-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01                                       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Power Medical Interventions, Inc. (the “Company”) announced on March 24, 2009 that the NASDAQ Listing Qualifications Panel (the “Panel”) informed the Company on March 23, 2009 that the Panel had granted the Company’s request to transfer its listing from The NASDAQ Global Market to The NASDAQ Capital Market.  The transfer of listing will take effect with the open of trading on March 25, 2009.  The Company’s continued listing on The NASDAQ Capital Market is subject to its compliance with all requirements for continued listing on that market, including the $2.5 million stockholders’ equity requirement, by May 20, 2009.  The Company’s shares will continue to trade under the symbol PMII.

The listing transfer is in response to correspondence from The NASDAQ Stock Market LLC which, as previously announced by the Company, notified the Company that it was not in compliance with the $50 million market value of listed securities requirement for continued listing on The NASDAQ Global Market.  In response, the Company appeared before the Panel at a hearing, at which it requested the transfer of its listing to The NASDAQ Capital Market.

The Company expects to comply with all applicable requirements for continued listing on The NASDAQ Capital Market by May 20, 2009; however, there can be no assurance that the Company will be able to do so.

A copy of the Company’s March 24, 2009 press release concerning the transfer of the Company’s listing to The NASDAQ Capital Market is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01                                       Financial Statements and Exhibits

(d) Exhibits

Exhibit		Filed with this	Incorporated by Reference
No.	Description	Form 8-K	Form	Filing Date	Exhibit No.
99.1	Press release issued by Power Medical Interventions, Inc., dated March 24, 2009.	☒

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWER MEDICAL INTERVENTIONS, INC.

	By:	/s/ Brian M. Posner
Brian M. Posner
Chief Financial Officer

Date: March 25, 2009